UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 18, 2017

AV Homes, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-07395	23-1739078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8601 N. Scottsdale Rd. Suite 225, Scottsdale, Arizona		85253
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 214-7400

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b 2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Offering of Senior Notes

On May 18, 2017, AV Homes, Inc. (the “Company”) closed its previously announced private offering of $400 million of its 6.625% Senior Notes due 2022 (the “2022 Notes”). The 2022 Notes were issued pursuant to a senior notes indenture dated as of May 18, 2017 (the “Indenture”) by and among the Company, certain subsidiaries of the Company (the “Subsidiary Guarantors”) and Wilmington Trust, National Association (“Wilmington Trust”), as trustee.

The Company intends to use the proceeds from this offering (i) to fund the repurchase or redemption of any and all of the $200 million in aggregate principal amount of its outstanding 8.500% Senior Notes due 2019, (ii) to pay amounts currently outstanding under its 2014 Secured Credit Agreement (as defined below), totaling approximately $30 million and (iii) for general corporate purposes, which may include the financing of acquisitions.

This report does not constitute an offer to sell, or the solicitation of an offer to buy, the 2022 Notes or related guarantees. Any offers of the 2022 Notes and related guarantees were made only by means of a private offering memorandum. The 2022 Notes and related guarantees have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction, and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons absent registration or an applicable exemption from registration requirements. The Notes and related guarantees were sold to “qualified institutional buyers” as defined in Rule 144A under the Securities Act and to non-U.S. persons outside the United States under Regulation S under the Securities Act.

The Indenture

The 2022 Notes are guaranteed on a senior unsecured basis by the Subsidiary Guarantors, and rank equally in right of payment with the Company and the Subsidiary Guarantors’ existing and future senior unsecured indebtedness that is not expressly subordinated to the 2022 Notes. The Company will pay interest on the 2022 Notes semi-annually on May 15 and November 15, commencing on November 15, 2017, at a rate of 6.625% per annum. The 2022 Notes will mature on May 15, 2022. The Company has the option to redeem all or a portion of the 2022 Notes at any time on or after May 15, 2019 at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to but excluding the date of redemption. At any time prior to May 15, 2019, the Company has the option to redeem up to 35% of the original principal amount of the 2022 Notes with the proceeds of certain equity offerings by the Company at a redemption price of 106.625% of the principal amount of the 2022 Notes, plus accrued and unpaid interest, if any, to but excluding the date of redemption, provided that at least 65% of the original aggregate principal amount of the 2022 Notes remains outstanding after such redemption. Prior to May 15, 2019, the Company may redeem some or all of the 2022 Notes at a redemption price equal to 100% of the principal amount of the 2022 Notes, plus accrued and unpaid interest, if any, to but excluding the applicable redemption date plus the applicable “make-whole” premium.

The Indenture contains covenants that limit the ability of the Company and certain of its subsidiaries to (i) pay dividends, or make other distributions or redeem or repurchase the Company’s capital stock; (ii) prepay, redeem or repurchase certain debt; (iii) incur additional and guarantee indebtedness; (iv) issue certain preferred stock or similar equity securities; (v) make loans and investments; (vi) incur liens; (vii) sell assets; (viii) enter into transactions with affiliates; (ix) enter into agreements restricting their subsidiaries’ ability to pay dividends; and (x) consolidate, merge or sell all or substantially all assets. These covenants are subject to important exceptions and qualifications.

The Indenture provides that upon specific change of control events that result in a corporation or other legal entity with specified unsecured debt ratings expressly assuming the notes and related obligations or irrevocably and unconditionally guaranteeing the notes and related obligations (a “covenant replacement event”), certain covenants will no longer apply to the 2022 Notes and will be replaced with new covenants. If the Company experiences specific kinds of changes in control that do not result in a covenant replacement event, holders of the 2022 Notes will be entitled to require the Company to purchase all or a portion of the 2022 Notes at 101% of their principal amount, plus accrued and unpaid interest to but excluding the date of repurchase. Following a covenant replacement event, upon the occurrence of specific kinds of changes of control that result in a downgrade of the rating assigned to the 2022 Notes, holders of the 2022 Notes will be entitled to require the Company to purchase all or a portion of the 2022 Notes at 101% of their principal amount, plus accrued and unpaid interest to but excluding the date of repurchase.

The Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the material terms of the Indenture above is qualified in its entirety by reference to Exhibit 4.1.

Registration Rights Agreement

In connection with the closing of the offering of the 2022 Notes, the Company, the Subsidiary Guarantors and the initial purchasers of the 2022 Notes entered into a registration rights agreement dated May 18, 2017 in respect of the 2022 Notes (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, the Company agreed, among other things, to use its reasonable best efforts to file a registration statement with the Securities and Exchange Commission to exchange the 2022 Notes and related guarantees with registered notes having substantially the same terms and the 2022 Notes and evidencing the same indebtedness as the 2022 Notes and registered guarantees having substantially the same terms as the original Note guarantees. Under the terms of the Registration Rights Agreement, the Company agreed to use its reasonable best efforts to cause the exchange to be completed within 360 days after the issuance of the Notes, or, if required, to file a shelf registration statement to cover re-sales of the 2022 Notes and related guarantees under certain circumstances.

The Registration Rights Agreement is filed as Exhibit 4.2 to this Current Report on Form 8-K and is hereby incorporated herein by reference. The description of the material terms of the Registration Rights Agreement is qualified in its entirety by reference to Exhibit 4.2.

Unsecured Credit Agreement

On May 18, 2017, the Company entered into an unsecured revolving credit agreement (the “Unsecured Credit Agreement”) with each of the financial institutions party thereto, JPMorgan Chase Bank, N.A., as administrative agent and Citibank, N.A., as syndication agent.

The Unsecured Credit Agreement has substantially similar terms and provisions to the 2014 Secured Credit Agreement (as defined below), except that the facility is no longer secured by substantially all of the assets of the Company and certain of its subsidiaries.

The Unsecured Credit Agreement includes a revolving credit facility in an aggregate principal amount of up to $155.0 million, with an “accordion” feature that allows us, with the consent of the lenders, to increase the aggregate amount to $250.0 million. The facility includes a letter of credit sub-facility in an amount equal to 50% of total commitments then in effect. The maximum amount available under the Unsecured Credit Agreement is limited to the lesser of (x) $155 million (subject to increase pursuant to the “accordion”) and (y) an amount equal to the borrowing base minus the Company’s consolidated senior debt. The borrowing base includes 100% of unrestricted cash, to the extent it exceeds the interest reserve, and escrowed deposits and funds payable to us following the sale of real property, plus the following, subject to certain limitations:

•	85% of the book value of our real property that is under contract or under construction and is or is planned to be residential housing units or model homes; plus

•	65% of the book value of our finished lots and lots under development; plus

•	50% of the book value of our entitled lands that are not finished lots or lots under development.

To be included in the borrowing base, the real property must be owned by the Company or one of our subsidiaries that guaranties the Company’s obligations under the Unsecured Credit Agreement and meet certain criteria.

Interest will be payable on revolving credit borrowings at variable rates determined by the applicable LIBOR plus 3.25% or the prime rate plus 2.25%, at our election. We pay quarterly fees of 0.50% per annum on the unused portion of the lenders’ commitments under the Unsecured Credit Agreement to the lenders, 0.125% per annum on the aggregate undrawn amount of each letter of credit to the issuer of such letter of credit, and 3.25% per annum on the aggregate undrawn amount of all letters of credit to the lenders.

The Unsecured Credit Agreement expires on July 28, 2020. Upon expiration, all borrowings become due and payable. We may prepay loans borrowed under the Unsecured Credit Agreement or reduce the commitments thereunder at our option, without any prepayment fee or penalty.

The Unsecured Credit Agreement is guaranteed by certain of our subsidiaries, which include the following: Avatar Properties Inc., AVH Bethpage, LLC, AVH Carolinas, LLC, AVH North Florida, LLC, AVH EM, LLC, AV Homes of Arizona, LLC, Bonterra Builders, LLC, JCH Group LLC, Royal Oak Homes, LLC and Vitalia at Tradition, LLC. We have the option to add or remove guarantors from time to time, subject to certain limitations.

The Unsecured Credit Agreement contains certain restrictions and covenants, which, among other things, restrict our ability to acquire or merge with another entity, make investments, loans or guarantees, incur additional indebtedness, create liens or other encumbrances, or pay cash dividends or make other distributions.

The Unsecured Credit Agreement also requires that we comply with the following financial covenants as of the end of each fiscal quarter:

•	our leverage ratio may not exceed 60%;

•	if our interest coverage ratio is less than 1.50 to 1.00, we must deposit to an interest reserve account an amount equal to the interest we have incurred on all indebtedness during the prior 12 months; and

•	our consolidated tangible net worth, excluding the tangible net worth of our subsidiaries that do not guaranty the Unsecured Credit Agreement unless such subsidiaries are a subsidiary of a guarantor, must be at least $325,059,027 plus 50% of our cumulative consolidated net income since December 31, 2016 plus 50% of the net proceeds of any equity offerings.

Certain of the lenders and their affiliates have performed and may in the future perform various commercial banking, investment banking and other financial advisory services for us for which they have received and will receive customary fees and expenses.

The foregoing description of our Unsecured Credit Agreement is qualified in its entirety by reference to the full text of the credit agreement that is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The Unsecured Credit Agreement replaced in its entirety that certain Credit Agreement, dated as of April 7, 2014 (as amended from time to time, the “2014 Secured Credit Agreement”), by and among the Company, each of the financial institutions party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off- Balance Sheet Arrangement of the Registrant.

The information set forth under “Offering of Senior Notes,” “The Indenture,” and “Registration Rights Agreement” in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

Offering of Senior Notes

On May 18, 2017, the Company issued a press release announcing the closing of the Company’s private offering of the 2022 Notes. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Tender Offer

On May 18, 2017, the Company issued a press release announcing the initial results of its previously announced tender offer for any and all of its 8.500% Senior Notes due 2019. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Senior Notes Indenture dated as of May 18, 2017 among AV Homes, Inc., the Subsidiary Guarantors named therein, and Wilmington Trust, National Association, as trustee, relating to the 6.625% Senior Notes due 2022.

4.2	Registration Rights Agreement dated as of May 18, 2017 among AV Homes, Inc., the guarantors named therein, and J.P. Morgan Securities LLC, as representative of the several initial purchasers named therein.

10.1	Credit Agreement dated as of May 18, 2017 among AV Homes, Inc., each of the financial institutions party thereto, JPMorgan Chase Bank, N.A., as administrative agent and Citibank, N.A., as syndication agent.

99.1	Press Release dated May 18, 2017.

99.2	Press Release dated May 18, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AV Homes, Inc.

May 18, 2017	By:	/s/ Roger A. Cregg
		Name:	Roger A. Cregg
		Title:	Director, President, and Chief Executive Officer
(Principal Executive Officer)

Exhibit Index

Exhibit No.	Description

4.1	Senior Notes Indenture dated as of May 18, 2017 among AV Homes, Inc., the Subsidiary Guarantors named therein, and Wilmington Trust, National Association, as trustee, relating to the 6.625% Senior Notes due 2022.

4.2	Registration Rights Agreement dated as of May 18, 2017 among AV Homes, Inc., the guarantors named therein, and J.P. Morgan Securities LLC, as representative of the several initial purchasers named therein.

10.1	Credit Agreement dated as of May 18, 2017 among AV Homes, Inc., each of the financial institutions party thereto, and JPMorgan Chase Bank, N.A., as administrative agent and Citibank, N.A., as syndication agent.

99.1	Press Release dated May 18, 2017.

99.2	Press Release dated May 18, 2017.